                                                                     6/29/98

                               RETAIL SPACE LEASE

         THIS  LEASE  ("Lease")  is  entered  into as of the date  set  forth in
Article 1 by and between Landlord and Tenant.

                                    ARTICLE 1

                             BASIC LEASE PROVISIONS


1.1      Date of Lease:            June 16, 1998

1.2      Landlord:                 Marina Opportunity I (Tierra Verde), L.P.

1.3      Tenant:                   Boat Tree, Inc.

1.4      Tenant's Trade Name:      Boat Tree
         (Article 11)

1.5      Shopping Center:          Tierra Verde Marine Center;
         (Article 2)               located in Pinellas County, Florida

1.6      Premises:        Approximately 4,800 square feet located in the
         (Article 3)      Shopping Center at 120 Pinellas Bayway, as shown
                          on Exhibit B-1 attached hereto, and approximately
                          1,200 square feet located on a tract adjacent to U.S.
                          19, as shown on Exhibit B-2 attached hereto

1.7      Floor Area:      A total of approximately 6,000 square feet,
         (Article 3)      approximately 4,800 square feet being located in the
                          Shopping  Center  (as shown on
                          Exhibit       B-1),        and
                          approximately   1,200   square
                          feet being  located on a tract
                          adjacent  to U.S. 19 (as shown
                          on Exhibit B-2).

1.8      Term:             Sixty (60) months
         (Article 4)






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



1.9      Minimum Annual Rental:
         (Article 7)


      Months Following
         The Rental
        Commencement                 Dollars Per                Dollars Per Annum               Dollars Per Month
            Date                     Square Foot

            1-12                         $16                         $96,000                         $8,000
            12-24                        $18                        $108,000                         $9,000
            25-60                        $20                        $120,000                         $10,000


     1.10 Percentage Rate: Nine Percent (9%) (Article 7)

     1.11 Use of Premises: Boat sales, showroom and office (with the exclusive right to (Article 11) the sale or brokerage of boats, watercraft, boat motors or boat trailers, as set forth in Article 15)

     1.12 Security Deposit: $4,000 (Article 22)

     1.13 Addresses for Notices and Payments: (Article 24)

                   LANDLORD                                       TENANT

Notices To:                                     Notices To The Premises:
Marina Opportunity I (Tierra
Verde), L.P.
6142 Campbell Road, Suite 200
Dallas, Texas 75248

Landlord's Address for Payments
and Reports:
Marina Opportunity I (Tierra
Verde), L.P.
110 Pinellas Bayway
Tierra Verde, Florida 33715





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




         This Article 1 is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this Article 1 and the balance of this Lease, the balance of this Lease shall control.

                                    ARTICLE 2

                                    EXHIBITS

         The following Exhibits and Addendum are attached to this Lease and, by this reference, made a part of this Lease:

         EXHIBIT A -- Site plan of a retail shopping center and/or commercial development constructed on real property located in the County and State specified in Article 1 (the "Shopping Center"). Exhibit A shows, among other things, the principal improvements which currently comprise the Shopping Center, as well as those additional improvements which Landlord currently contemplates constructing in the Shopping Center. Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A and eliminate, add or relocate any improvements to any portion of the Shopping Center, including, without limitation, buildings, parking areas, roadways, curb cuts, temporary or permanent kiosks, displays or stands, and may add land to and/or withdraw land from the Shopping Center, so long as such actions do not
(a) materially alter the access of Tenant and its customers to the Shopping Center Premises, or (b) materially alter the visibility of Tenant's facility from adjacent roadways, or (c) reduce the outside display area of Tenant.

 EXHIBIT B-1 and B-2 -- Premises

 EXHIBIT C -- Construction Provisions

 EXHIBIT D -- Example of Tax and Insurance Increases in Respect of the Shopping
                Center Premises

 EXHIBIT E -- Rules and Regulations

 EXHIBIT F -- Signage

 EXHIBIT G -- Addendum - Special Provisions

                                    ARTICLE 3

                                    PREMISES



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                                                         3

         3.1 PREMISES. Landlord leases to Tenant and Tenant leases from Landlord for the Term (as defined in Article 4), and upon the covenants and conditions set forth in this Lease, the premises described in Section 1.6 under "Premises" (the "Premises"). The portion of the Premises shown on Exhibit B-1 are herein referred to as the "Shopping Center Premises" and the portion of the Premises shown on Exhibit B-2 are herein referred to as the "U.S. 19 Premises." The U.S. 19 Premises are not located in the Shopping Center, and, accordingly, references in this Lease to Premises located in the Shopping Center shall refer only to the Shopping Center Premises and not to the U.S. 19 Premises. The parties agree that all existing furniture, displays, fixtures and equipment (including fax machines, phone systems, computer equipment and printers, photocopying machines and any office trailer) located in the Premises shall remain in the Premises and may be used by Tenant without any additional cost; however, such items shall remain the property of Landlord. As soon as practicable after the execution of this Lease, Landlord and Tenant shall agree upon an inventory of items in the Premises which Tenant will be allowed to use pursuant to the preceding sentence, such inventory to be determined in good faith by the parties hereto. Furthermore, it is agreed that so long as this Lease remains in effect (a) Tenant, at no additional cost, shall have the right to use an area outside of the Shopping Center Premises for the display of boats (the exact configuration of such area to be agreed upon by the parties acting in good faith); (b) Tenant, at no additional cost, shall have the right to use at least four (4) wet slips in the marina adjacent to the Shopping Center in connection with its boat sales operation; (c) Tenant, at no additional cost, shall have the right to use eighteen (18) outdoor storage racks, as designated by Landlord from time to time, for new and used boats in the proximity of the Shopping Center Premises; and (d) Tenant shall have the right to utilize from time to time, as needed, the forklifts owned by Landlord (with operators employed by Landlord) for the purpose of moving and launching Tenant's boats; provided, however, that (i) Tenant shall pay Landlord a charge of $2.50 per move for such services, and (ii) Landlord shall not be required to provide such services to Tenant to the extent that same unreasonably interfere with the operation of Landlord's business.

         3.2 RESERVATION. Landlord reserves the right to use the exterior walls, floor, roof and plenum in, above and below the Premises for the installation, maintenance, use and replacement of pipes, ducts, conduits, wires, alarm lines, heating, ventilating and air conditioning lines, fire protection lines and systems, electric power, telephone and communication lines and systems, sanitary sewer lines and systems, gas lines and systems, water lines and systems, and structural elements serving the Shopping Center and for such other purposes as Landlord deems necessary.

         3.3 FLOOR AREA. The parties hereto stipulate that the Premises contain the number of square feet of Floor Area specified as "Floor Area" in Section 1.7.

                                    ARTICLE 4

                                      TERM



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                                                         4

         The term of this Lease (the "Term") shall commence on the Rental Commencement Date (as defined in Section 7.1) and shall continue, unless sooner terminated in accordance with the provisions of this Lease, for the number of months specified in Section 1.8 as "Term", computed from the first day of the month following the Rental Commencement Date.

                                    ARTICLE 5

                                   POSSESSION

         5.1 DELIVERY OF POSSESSION. Except as otherwise provided herein, Landlord and Tenant agree that it is a condition precedent to the obligations of the parties in respect of this Lease that Landlord acquire the Premises. Landlord shall tender possession of the Premises to Tenant no later than the fifteenth (15th) business days after Landlord acquires the Premises; provided, however, Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (a) the Security Deposit, the first monthly installment of Tenant's estimated share of Taxes and Insurance Expenses and the first monthly installment of Minimum Annual Rental (as each is defined in this Lease); (b) executed copies of policies of insurance or certificates thereof as required under Article 16; and (c) copies of governmental permits and authorizations as required under this Lease. Tenant shall accept possession of the Premises at such time as Landlord tenders same to Tenant.

                                    ARTICLE 6

                                  OPENING DATE

         6.1 OPENING DATE. Tenant shall open for business to the public in the Premises as soon as practicable after the Rental Commencement Date.

         6.2 CERTIFICATES. Within ten (10) days after Tenant initially opens for business to the public in the Premises, Tenant shall (a) execute and deliver to Landlord a certificate substantially in accordance with the criteria set forth in Section 21.3 of this Lease (the "Tenant's Certificate"), and (b) deliver to Landlord the Certificate of Occupancy for the Premises issued by the appropriate governmental agency.

                                    ARTICLE 7

                                     RENTAL

     7.1 RENTAL COMMENCEMENT DATE. The term "Rental Commencement Date" as used in this Lease shall mean the fifteenth (15th) business day after Landlord acquires title to the Premises.


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                                                         5

         7.2 MINIMUM ANNUAL RENTAL. Subject to the provisions of Section 7.3 below, Tenant shall pay the sum specified in Section 1.9 as "Dollars Per Annum" (the Minimum Annual Rental") in the monthly installments so specified, in advance, on or before the first (1st) day of each month, without prior demand, offset or deduction, commencing on the Rental Commencement Date. Should the Rental Commencement Date be a day other than the first day of a calendar month, then the monthly installment of Minimum Annual Rental for the first fractional month shall be equal to one-thirtieth (1/30th) of the monthly installment of Minimum Annual Rental for each day from the Rental Commencement Date to the end of the partial month.

         7.3      PERCENTAGE RENTAL.

                  (a) After the first year of the Term, Landlord may, at Landlord's sole election, require Tenant to pay, in lieu of the Minimum Annual Rental specified in Section 1.9, an amount (the "Percentage Rental") equal to the product obtained by multiplying the percent specified as "Percentage Rate" in Section 1.10 (the "Percentage Rate") by Tenant's Gross Profit (as defined in sub-paragraph (b) below). After the first year of the Term, Landlord shall have the right to elect, on an annual basis, whether Tenant is to pay Minimum Annual Rental or Percentage Rental for the succeeding calendar year by sending written notice to Tenant on or before January 31 of such succeeding calendar year; provided, however, that Tenant has delivered to Landlord the financial information required to be delivered by Tenant under this Lease. During any year in which Tenant is paying Percentage Rental, Tenant shall, on or before the tenth (10th) day of each month during the Term, pay to Landlord the Percentage Rental for the preceding calendar month. Within thirty (30) days following receipt by Landlord of Tenant's annual statement certified by Tenant as provided in sub-paragraph (c) below, Landlord shall determine the Gross Profit of Tenant for the preceding calendar year and the amount paid to Landlord as Percentage Rental and shall make an adjustment as follows: If Tenant paid to Landlord an amount greater than the Percentage Rental required to be paid for said year, Tenant shall be entitled to a credit against Tenant's next payment(s) of rental for the amount of the overpayment. If Tenant paid an amount less than the Percentage Rental required to be paid, the difference shall be paid to Landlord with the submission of said annual certified statement. Percentage Rental shall be computed separately with respect to each calendar year. Notwithstanding anything contained herein to the contrary, if Landlord elects that Tenant pay Percentage Rental during a calendar year, Landlord shall have the right to revoke such election and to require Tenant to pay Minimum Annual Rental thereafter if during such calendar year (i) Tenant fails to continuously and uninterruptedly conduct its business as required by
         Article 11; or (ii) Tenant otherwise defaults in its obligations under this Lease; or (iii) Tenant's business is interrupted by an event of casualty, a Taking (as hereinafter defined), or for any other reason.

                  (b) The term "Gross Profit" as used in this Lease means the positive difference between Gross Boat Sales and Qualified Boat Costs. As used in this Lease, the term "Gross Boat Sales" means the total gross selling price of all boats, watercraft and related


boattree\misc\tierra.lse
                                                         6
         merchandise sold or rented in or from the Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash or on credit, excluding therefrom the following: (i) the selling price of all boats, watercraft and related merchandise returned by customers and accepted for full credit; (ii) interest or other charges paid by customers or other charges paid by customers for extension of credit;
         (iii) sales taxes, excise taxes, or gross receipts taxes imposed by governmental entities upon the sale of boats, watercraft and related merchandise, but only if collected from customers separately from the selling price and paid directly to the respective governmental entities; (iv) sums and credits received in the settlement of claims for loss of or damage to boats, watercraft and related merchandise, to the extent previously reported as gross sales; (v) the price allowed on all boats, watercraft and related merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof; (vi) cash refunds made to customers in the ordinary course of business; (vii) gift certificates, or like vouchers, until such time as the same shall have been converted into a sale by redemption; and (viii) revenues derived from the sale of finance and insurance products. All sales originating at the Premises shall be deemed made and completed from the Premises, even though bookkeeping or payment of the account is transferred to another location for collection, or filling of the sale order and actual delivery of the boat, watercraft or other merchandise is made from a location other than the Premises. Each installment sale, credit sale or layaway sale shall be treated as a sale for the full cash price at the time of sale or deposit. As used in this Lease, the term "Qualified Boat Costs" means the sum of (1) the cost of boats, watercraft and related merchandise sold at the Premises which is paid by Tenant to the dealer thereof~ (2) the expenses paid by Tenant to make the boats, watercraft and related merchandise sold at the Premises ready for sale; and (3) the rigging costs paid by Tenant in respect of the boats, watercraft and related merchandise sold at the Premises.

                  (c) Tenant shall furnish to Landlord a statement of Gross Profit certified by Tenant within ten (10) days after the close of each calendar month, and an annual statement certified by Tenant, including a monthly breakdown of Gross Profit, on or before the twentieth (20th) day of January of each calendar year. Statements shall include a breakdown of Gross Boat Sales and Qualified Boat Costs, as well as the Gross Profit of all subtenants, licensees and concessionaires. If Tenant is required to pay Percentage Rental in respect of such calendar year, the certified annual statement shall be accompanied by a payment to Landlord of any underpayment of Percentage Rental as provided in subparagraph (a) above.

         7.4 ADDITIONAL RENTAL. Tenant shall pay, as "Additional Rental", all sums required to be paid by Tenant to Landlord pursuant to this Lease in addition to Minimum Annual Rental or Percentage Rental (as the case may be), whether or not the same be designated "Additional Rental" (the "Additional Rental").

     7.5 PLACE OF PAYMENT. Tenant shall a Minimum Annual Rental or Percentage Rental (as the case may be) and Additional Rental to Landlord at the address specified as "Landlord's

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                                                         7

Address for Payments and Reports" in Section 1.13 or to such other address and/or person as Landlord may from time to time designate in writing to Tenant.

         7.6 LATE PAYMENTS. If Tenant fails to a when the same is due and payable any Minimum Annual Rental or Percentage Rental (as the case may be) or Additional Rental, the unpaid amounts shall bear interest at the maximum lawful rate from the date due to the date of payment. Further, and without in any manner waiving Tenant's default or limiting Landlord's remedies in equity or at law, should Tenant fail to make a timely payment of Minimum Annual Rental or Percentage Rental (as the case may be) or Additional Rental two (2) or more times during the Term, Landlord, at its option, may require (a) Tenant to pay Minimum Annual Rental or Percentage Rental (as the case may be) in quarterly installments, in advance for the balance of the Term; or (b) the amount specified in Section 1.17 as "Security Deposit" to be increased by one hundred percent (100%).

                                    ARTICLE 8

                              TENANT FINANCIAL DATA

         8.1 RECORDATION OF SALES. At the time of a sale or other transaction, Tenant shall record the sale or other transaction using Tenant's existing accounting and recording system.

         8.2 BOOKS AND RECORDS. For a period of at least three (3) years following the close of each calendar year, Tenant shall keep at its corporate headquarters (currently located in Orlando, Florida) full and accurate books of account and records relative to transactions in the Premises in accordance with generally accepted accounting principals consistently applied. Without limiting the generality of the foregoing, the following records shall be kept by Tenant:
(a) federal and state income tax returns; (b) state and local sales taxes and use tax returns; (c) copies of all sales slips; (d) bank statements and deposit receipts; (e) paid invoices for the purchase of merchandise; (0 merchandising, receiving and shipping records; (g) sales journal and general ledger; and (h) any other financial information which Landlord reasonably deems necessary in order to confirm Tenant's calculation of Gross Profit.

         8.3 AUDITS. Landlord, at any time within sixty (60) days after receipt of any statement and upon no less than thirty (30) days prior written notice to Tenant, may cause an audit to be made of Tenant's Gross Profit and all Tenant's books and records related to sales from the Premises. Tenant shall make available for the audit these books and records at the office of Tenant in Florida in which such books and records are located. If the audit discloses an underpayment of Percentage Rental, Tenant shall immediately pay to Landlord the amount of the underpayment with interest at the rate set forth in Section 27.17 from the date the payment should have been made. If the audit discloses an under-reporting of Gross Profit in excess of five percent (5%) of Gross Profit, then Tenant shall also immediately pay to Landlord all reasonable costs and expenses incurred in the audit and in collecting the underpayment, including auditing costs and attorneys' fees. If the audit


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                                                         8
discloses an under-reporting of Gross Profit in excess of ten percent (10%) of Gross Profit, then, in addition to Landlord's other rights contained in this
Section 8.3, Landlord may terminate this Lease upon notice to Tenant.

         8.4 FINANCIAL STATEMENTS. Within thirty (30) days after Landlord's written request, Tenant shall furnish Landlord with the following documents: (a) financial statements, including balance sheets, profit and loss statements and changes to financial condition, reflecting Tenant's current financial condition, and (b) written evidence of ownership of controlling stock interest if Tenant is a corporation, or of ownership of interests in profits and losses if Tenant is a partnership. Any information obtained from Tenant's financial statements shall be confidential and shall not be disclosed other than to carry out the purposes of this Lease; however, Landlord may divulge the contents of any financial statements in connection with any financing arrangement or assignment of Landlord's interest in the Premises or Shopping Center or in connection with any administrative or judicial proceedings.

                                    ARTICLE 9

                          TAXES AND INSURANCE PREMIUMS

         9.1      REAL PROPERTY TAXES.

                  (a) As used in this Lease, the term "Taxes" shall include any form of tax or assessment, license fee, license tax, tax or excise on rent, or any other levy, charge, expense or imposition (individually and collectively "impositions") imposed by any federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district (individually and collectively "governmental agencies"), on any interest of Landlord or Tenant (including any legal or equitable interest of Landlord or its mortgagee, if any) in the Premises, the remainder of the Shopping Center or the underlying realty, including but not limited to: (i) Any impositions (whether or not such impositions constitute tax receipts to governmental agencies) in substitution, partially or totally, of any impositions now or previously included within the definition of real property taxes including those imposed or required by governmental agencies to increase tax increments to governmental agencies, and for services such as fire protection, street, sidewalk and road maintenance, refuse removal or other governmental services formerly provided without charge to property owners or occupants; (ii) any impositions allocable to or measured by the area of the Premises or any rental payable under this Lease; and (iii) any impositions upon this Lease transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. The term "Taxes" shall not include Landlord's general income taxes, inheritance, estate or gift taxes.



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



                  (b) As used in this Lease, the term "Insurance Premiums" shall include premiums paid by Landlord for insurance policies in respect of the Shopping Center, including specifically, without limitation, fire and casualty insurance, liability insurance, and any insurance required by any mortgagee of the Shopping Center.

                  (c) From and after the Rental Commencement Date, Tenant shall pay to Landlord, as Additional Rental, Taxes and Insurance Premiums pursuant to subparagraph (d) below. Taxes for any partial year shall be prorated. Landlord, at its option, may collect Tenant's payment of its share of Taxes and Insurance Premiums after the actual amount of Taxes and Insurance Premiums are ascertained, or in advance monthly or quarterly based upon estimated Taxes and Insurance Premiums. If Landlord elects to collect Tenant's share of Taxes and Insurance
         Premiums based upon estimates, Tenant shall pay to Landlord from and after the Rental Commencement Date, and thereafter on the first day of each month or quarter during the Term (as determined by Landlord), an amount estimated by Landlord to be the monthly or quarterly Taxes and Insurance Premiums payable by Tenant. Landlord may periodically adjust the estimated sum on the basis of Landlord's reasonable judgment. If Landlord collects Taxes and Insurance Premiums based upon estimated amounts, then within sixty (60) days following the end of each calendar year, or at Landlord's option, its fiscal year, Landlord shall furnish Tenant a statement covering the year just expired showing the total Taxes and Insurance Premiums payable by Tenant for that year and the payments made by Tenant with respect to that year as set forth above. If the actual Taxes and Insurance Premiums payable for that year exceed Tenant's payments for that year, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of the statement. If the payments exceed the actual Taxes and Insurance Premiums payable for that year, Tenant shall be entitled to offset the excess against the next payment(s) for Taxes and Insurance Premiums that become due to Landlord.

                  (d) Tenant  shall pay: (i) Taxes on rent due under this Lease;
         (ii) Taxes and Insurance  Premiums  becoming due in respect of the U.S.
         19 Premises; and (iii) Tenant's share (as calculated pursuant to subparagraph (e) below) of Taxes and Insurance Premiums due in respect of the Shopping Center Premises; provided, however, that the obligation of Tenant to pay Taxes and Insurance Premiums in respect of the Shopping Center Premises shall be limited as follows: (A) during the period from the date of this Lease to December 31, 1998, Tenant's payment of Taxes and Insurance Premiums in respect of the Shopping Center Premises shall be limited to the annual amount of Ten Thousand Dollars ($10,000), prorated for the partial year (it being agreed that such proration results in Tenant being obligated to pay $5,000 for Taxes and Insurance Premiums in respect of the Shopping Center from July 1, 1998 to December 31, 1998); (B) for the 1999 calendar year, the J obligation of Tenant to pay Taxes and Insurance Premiums in respect of the Shopping Center Premises shall be the sum of Ten Thousand Dollars ($10,000) plus a percentage of such amount equal to the percentage by which the total amount of Taxes and Insurance Premiums payable with respect to the Shopping Center Premises increases during such period; and (C) after the


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                                                        10

         1999 calendar year, the obligation of Tenant to pay Taxes and Insurance Premiums in respect of the Shopping Center Premises shall increase by a percentage equal to the percentage by which the total amount of Taxes and Insurance Premiums payable with respect to the Shopping Center Premises increases. An example of the manner in which the amount of Taxes and Insurance Premiums payable by Tenant in respect of the Shopping Center Premises may increase is attached hereto as Exhibit D.

                  (e) If the Premises and underlying realty are part of a larger parcel for assessment or insurance purposes (the "larger parcel"), Tenant's share of the Taxes and Insurance Premiums shall be determined by multiplying all of the Taxes or Insurance Premiums, as the case may be, on the larger parcel by a fraction, the numerator of which is the Floor Area of the Premises and the denominator of which is the Floor Area of all areas available for exclusive use and occupancy by retail tenants of the larger parcel, exclusive of the Common Facilities (as defined in Section 13.5).

         9.2 PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, leasehold improvements, merchandise and other personal property in, on or upon the Premises (including, without limitation, the furniture, displays, fixtures and equipment owned by Landlord and used by Tenant pursuant to Section 3.1). If any such items of property are assessed with property of Landlord (other than the property described in the immediately preceding sentence), then the assessment shall be equitably divided between Landlord and Tenant. Landlord shall determine the basis of prorating and dividing any of these assessments and its determination shall be binding. No taxes, assessments, fees or charges referred to in this paragraph shall be considered Taxes under the provisions of Section 9.1.

         9.3 CONTESTING TAXES. If Landlord contests any Taxes levied or assessed during the Term and such contest is successful, then Tenant shall pay to Landlord that portion of all costs incurred by Landlord in connection with the contest pursuant to the formula set forth in Section 9.1(d) for the allocation of Taxes. If Landlord contests any Taxes levied or assessed during the Term and such contest is unsuccessful, Landlord shall be solely responsible for the costs incurred by Landlord in connection with the contest.

                                   ARTICLE 10

                                    UTILITIES

         10.1 TENANT UTILITY FACILITIES. For purposes of this Lease, the term "Tenant Utility Facilities" shall mean and be deemed to include, but not be limited to, sanitary sewer lines and systems, gas lines and systems, heating, ventilating and air conditioning lines and systems, water lines and systems, fire protection lines and systems, electric power, and telephone and communication lines and systems exclusively serving the Premises.


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



         10.2 UTILITY CHARGES. Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant for which there is a separate meter and/or submeter to the Premises. Tenant agrees to pay to Landlord its share of all charges for utility services supplied to the Premises for which there is no separate meter or submeter upon billing by Landlord of its share as reasonably estimated by Landlord.

         10.3 UTILITY SERVICES PROVIDED BY LANDLORD. Landlord, at any time during the Term, may provide any utilities to the Premises. In that event, Tenant shall pay to Landlord, monthly in advance, on the first day of the month, as Additional Rental, a sum to reimburse Landlord for the cost of the utilities. The sum may be estimated from time to time by Landlord and, if estimated, shall be subject to adjustment at the end of each calendar quarter or year, or, at Landlord's option, each fiscal quarter or year. If Landlord discontinues furnishing any of the utilities for any reason, Tenant shall obtain its own utility service for the Premises. Any utilities supplied by Landlord shall be at competitive rates.

         10.4 WAIVER OF LIABILITY. Regardless of the entity which supplies any of the Tenant Utility Facilities or provides any service referred to in this
Article 10, Landlord shall not be liable in damages for any failure or interruption of any utility or service. No failure or interruption of any utility or service shall entitle Tenant to terminate this Lease or discontinue making payments of Minimum Annual Rental, Percentage Rental or Additional Rental.

         10.5 TENANT'S NONPAYMENT. If Tenant fails to pay any charges referred to in this Article 10 when due as provided for in this Article 10, Landlord may pay the charge, and Tenant agrees to reimburse Landlord for any amount paid by Landlord.

                                   ARTICLE 11

                          TENANT'S CONDUCT OF BUSINESS

         11.1 PERMITTED USE AND TRADE NAME. Tenant shall use the Premises solely for the use and under the trade name specified in Sections 1.4 and 1.11, respectively, as "Use of Premises" and "Tenant's Trade Name".

         11.2 COVENANT TO OPERATE. From and after initially opening for business to the public in the Premises, Tenant shall operate continuously and uninterruptedly in the entire Premises the business which it is permitted to operate under the provisions of this Lease, and, at all times, shall keep and maintain within the Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary requirements of its customers.

     11.3 HOURS OF BUSINESS. Tenant shall keep the entire Premises continuously open for business during the hours of 9:00 a.m. to 6:00 p.m. (or later, at Tenant's option), excluding the

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                                                        12
week from Christmas Day to New Year's Day and nationally recognized holidays; provided, however, that Tenant may elect to close its business on Sundays.

         11.4 RULES AND REGULATIONS. Tenant shall keep the Premises in a neat and clean condition, free from any objectionable noises, odors or nuisances and shall comply with all health and police regulations. Tenant shall not sell merchandise from vending machines or allow any coin or token operated vending machine or telephones on the Premises, except those exclusively used by employees and customers of Tenant. Tenant shall deposit trash and rubbish only within receptacles approved by Landlord. Landlord shall cause trash receptacles to be emptied at Tenant's cost and expense; provided, however, at Landlord's option, Landlord may provide trash removal services, the cost of which shall be paid for by Tenant pursuant to an equitable proration of said costs by Landlord. Tenant shall not erect any aerial or antenna on the roof or exterior walls of the Premises. Tenant shall not solicit or distribute materials in the Common Area. Tenant has read the Rules and Regulations attached hereto as Exhibit E and agrees to abide by the terms thereof.

         11.5 ADVERTISING MEDIA. Tenant shall not affix upon the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item without obtaining the prior written approval of Landlord, which approval shall not be unreasonably withheld. The parties acknowledge that Landlord has approved the signs (and the location thereof) set forth on Exhibit F attached hereto. No advertising medium shall be utilized by Tenant which can be heard or seen outside the Premises, including without limitation, flashing lights, search lights, loudspeakers, phonographs, radios or televisions, without the prior written approval of Landlord. Tenant shall not display, paint or place any handbill, bumper sticker or other advertising devices on any vehicle parked in the Common Area. Tenant shall not distribute any handbills or other advertising matter in the Shopping Center.

         11.6 RADIUS RESTRICTION. During the Term, neither Tenant nor any entity owned by or controlled directly or indirectly by or under common control with Tenant, nor any shareholder or partner holding more than fifty percent (50%) of the shares or partnership interest, as the case may be, of Tenant shall own, operate or have any financial interest in any business similar to or in competition with the business of Tenant (with respect to the franchises of Tenant at the time of the Rental Commencement Date), as described in Section
1.11 of this Lease under "use of Premises~~ if the other business is opened after the date of this Lease and is located within five (5) miles of the Shopping Center. Without limiting Landlord's remedies if Tenant violates this covenant, Landlord, for so long as Tenant is operating the other business, may include the Gross Profit of the other business in the Gross Profit made from the Premises for the purpose of computing Percentage Rental. Landlord or its authorized representative, at all reasonable times during the Term, and for a period of at least one (1) year after expiration or earlier termination of this Lease, shall have the right to inspect, audit, copy and make extracts of the books, records and accounts pertaining to such other business in the manner set forth in Section 8.3 of this Lease, for the purpose of determining and verifying the Additional Rental due to Landlord pursuant to this Section 11.7.



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



         11.7 SHOPPING CENTER NAME. Tenant shall not use the name of the Shopping Center except in its advertising as the address reference for the Premises. Landlord reserves the right, in its sole discretion, to change the name and logo of the Shopping Center at any time.

                                   ARTICLE 12

                      MAINTENANCE, REPAIRS AND ALTERATIONS

         12.1 LANDLORD'S MAINTENANCE OBLIGATIONS. Landlord shall maintain in good condition and repair the foundations, roofs and exterior surfaces of the exterior walls of all buildings (exclusive of doors, door frames, door checks, windows, window frames, and storefronts). Notwithstanding anything contained herein to the contrary, if any repairs or replacements are necessitated by the negligence, gross negligence, or willful acts of Tenant or anyone claiming under Tenant or by reason of Tenant's failure to observe or perform any conditions or agreements contained in this Lease or caused by alterations, additions or improvements made by Tenant, or anyone claiming under Tenant, the cost of same shall be the sole responsibility of Tenant. Furthermore, notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable for failure to make repairs required to be made by Landlord under the provisions of this Lease unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete the repairs within a reasonable period of time following receipt of Tenant's written notification. To the extent permitted by law, Tenant waives the benefit of any law permitting Tenant to make repairs at Landlord's expense.

         12.2 LANDLORD'S RIGHT OF ENTRY. Landlord, its agents, contractors, servants and employees, may enter the Premises at all reasonable times (a) to examine the Premises; (b) to perform any obligation of, or exercise any right or remedy of, Landlord under this Lease; (c) to make repairs, alterations, improvements or additions to the Premises or to other portions of the Shopping Center as Landlord deems necessary or desirable; (d) to perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; and (e) to perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence to make, and diligently pursue to completion, its required repairs within three (3) days after written demand by Landlord. If Landlord makes any repairs required to be made by Tenant, Tenant shall pay the cost of the repair to Landlord, as Additional Rental, promptly upon receipt of a bill.

         12.3 TENANT'S MAINTENANCE OBLIGATIONS. Tenant, at its expense, shall keep the Premises and the HVAC facilities and phone lines serving the Premises in first class order, condition and repair and shall make repairs necessary to keep the Premises in this condition. All repairs shall be of a quality equal to or exceeding that of the original. If Tenant fails to make these repairs and replacements or otherwise maintain the Premises within thirty (30) days after written demand by Landlord, or if Tenant commences but fails to complete any repairs or replacements within a reasonable time after written demand by Landlord, Landlord may make the repairs or


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                                                        14
replacements without liability to Tenant for any loss or damage that may accrue to Tenant's stock or business, and Tenant shall pay to Landlord the costs incurred by Landlord in the making of any repairs or replacements together with interest at the maximum lawful rate from the date of commencement of the work. Tenant shall repair promptly at its expense any damage to the Shopping Center caused by Tenant or its agents or employees or caused by the installation or removal of Tenant's personal property.

         12.4 ALTERATIONS.

                  (a) Landlord agrees that Tenant may, at its own expense and after giving Landlord notice in writing of its intention to do so, from time to time during the term hereof, make alterations, additions, improvements and changes (collectively referred to in this article as "improvements") in and to the interior of the Premises (except those of a structural nature) as it may find necessary or convenient for its purposes, provided that the value of the Premises is not thereby diminished; provided, however, no improvements costing in excess of Two Thousand Five Hundred Dollars ($2,500.00) may be made without first procuring the approval in writing of Landlord. In addition, no improvements shall be made to any store front, mechanical system, the exterior wall or roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of same, if one be initially constructed, unless and until the written consent and approval of Landlord shall first have been obtained. In no event shall Tenant make or cause to be made any penetration into or through the roof or floor of the Premises without the prior written approval of Landlord. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Article. All improvements to be made to the Premises which require the approval of Landlord shall be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications with respect thereto, approved in writing by Landlord before the commencement of work, where such approval is required pursuant to the provisions of this Article. All work with respect to any improvements must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of such work, Tenant shall file for record in the office of the County Recorder where the Shopping Center is located a Notice of Completion, as required or permitted by law, and Tenant shall deliver to Landlord, within ten (10) days after completion of said work, a copy of the building permit with respect thereto. Upon termination of this lease, such improvements shall not be removed by Tenant but shall become a part of Premises. Any such improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto. In performing the work of any such improvements, Tenant shall have the work performed in such a manner as not to obstruct the access to the premises of any other tenant in the Shopping Center.

                  (b) In the event that Tenant shall make any permitted improvements to the Premises under the provisions of this Section 12.4, Tenant agrees to carry such insurance as


boattree\misc\tierra.lse
                                                        15
         required by Article 16.1(e) covering any such improvements, it being expressly understood and agreed that none of such improvements shall be insured by Landlord under the insurance it may carry upon the building of which the Premises are a part, nor shall Landlord be required under any provisions for reconstruction of the Premises to reinstall any such improvements.

                  (c) Any trade fixtures, signs and other personal property of Tenant which Tenant places in the Premises and is not permanently affixed to the Premises shall remain the property of Tenant and Landlord agrees that Tenant shall have the right, provided Tenant is not in default under the terms of this Lease, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Premises, including without limitation, counters, shelving, showcases, mirrors and other movable personal property. Tenant shall, at its expense, immediately repair any damage occasioned to the Premises by reason of the removal of any such trade fixtures, signs, and other personal property, and upon the last day of the Lease Term or the date of earlier termination of this Lease, shall leave the Premises in a neat and clean condition, free of debris. All trade fixtures, signs and other personal property installed in or attached to the Premises by Tenant must be in good condition when so installed or attached.

                  (d) All improvements to the Premises by Tenant, including but not limited to mechanical systems, light fixtures, floor coverings and partitions and other items comprising Tenant's Work pursuant to Exhibit C but excluding removable trade fixtures and signs, shall become the property of Landlord upon expiration or earlier termination of this Lease.

         12.5     MECHANICS' LIENS.

                  (a) Tenant agrees that it will pay or cause to be paid all costs for work done by it or caused to be done by it on the Premises, and Tenant will keep the Premises free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it. Tenant agrees to and shall indemnify, defend and save Landlord free and harmless against any and all liability, loss, damage, costs, attorneys' fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials and supplies furnished for Tenant or persons claiming under it. In addition, Tenant shall keep Tenants' leasehold interest and any of those improvements to the Premises which are or become property of Landlord pursuant to this Lease free and clear of all liens of attachment or judgment liens.

                  (b) If Tenant shall desire to contest any claim of lien, it shall furnish Landlord adequate security of the value or in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall immediately pay and satisfy the same.


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



                  (c) If Tenant shall default in paying any charge for which a mechanics' lien claim and suit to foreclose the lien have been filed, and shall not have given Landlord security to protect the property and Landlord against such claim of lien, Landlord may (but shall not be so required to) pay the said claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant shall pay the same to Landlord with interest at the maximum lawful rate from the dates of Landlord's payments.

                  (d) Should any claim of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof. Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of non-responsibility, or such other notices which Landlord may deem to proper for the protection of Landlord's Interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord written notice of its intention to do so in sufficient time to enable the posting of such notices.

                                   ARTICLE 13

                                   COMMON AREA

         13.1 DEFINITION OF COMMON AREA. The term "Common Area", as used in this Lease, shall mean all areas, including all parking areas, within the exterior boundaries of the Shopping Center now or later made available for the general use of Landlord and other persons entitled to occupy Floor Area in the Shopping Center. Without limiting the generality of the foregoing, Landlord may include in Common Area those portions of the Shopping Center presently or later sold or leased to purchasers or tenants, as the case may be, until the commencement of construction of the building(s) thereon, at which time there shall be withdrawn from the Common Area those areas not provided by the owner or lessee for common use. Common Area shall not include (i) the entry way to a tenant's premises,
(ii) any improvements installed by a tenant outside of a tenant's premises, whether with or without Landlord's knowledge or consent, or (iii) any areas or facilities that could be considered as Common Area except that the areas or facilities are included in the description of premises leased to a tenant.

         13.2 MAINTENANCE AND USE OF COMMON AREA. The manner in which the Shopping Center shall be maintained shall be determined by Landlord in its sole discretion. If any owner or tenant of any portion of the Shopping Center maintains its own Common Area (Landlord shall have the right to allow any purchaser or tenant to so maintain its own Common Area), then Landlord shall not have responsibility for the maintenance of that portion of the Common Area. The use and occupancy by Tenant of the Premises shall include the use of the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or


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                                                        17
temporary kiosks, displays, carts and stands and except areas used in the maintenance or operation of the Shopping Center), in common with Landlord and other tenants of the Shopping Center and their customers and invitees, subject to rules and regulations concerning the use of the Common Area established by Landlord from time to time.

         13.3 CONTROL OF AND CHANGES TO COMMON AREA. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make changes to the Common Area. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant's presence in the Shopping Center; (c) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (d) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (e) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent dedication or an easement by prescription, or for any other reason deemed sufficient in Landlord's judgment; and (f) change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, parking areas, roadways and curb cuts, and construct buildings on the Common Area. Landlord may determine the nature, size and extent of the Common Area and whether portions of the same shall be surface, underground or multiple-deck; as well as make changes to the Common Area from time to time which in its opinion are deemed desirable for the Shopping Center, except to the extent that such modifications of the Common Area violate the provisions of Article II.

         13.4 PARKING. Tenant and its employees shall park their vehicles only in the parking areas from time to time designated for that purpose by Landlord. Landlord may, in its sole discretion, allocate certain portions of the parking area for the exclusive use of one or more tenants of the Shopping Center.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

         14.1 NO ASSIGNMENT. Tenant shall not transfer, assign, sublet, enter into franchise, license or concession agreements, change ownership or voting control (as hereinafter defined), mortgage, encumber, pledge or hypothecate this Lease or Tenant's interest in the Premises or Tenant's business (collectively "Assignment" or "Assign") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant is a partnership or corporation, any cumulative change in excess of twenty-five percent (25%) of the partnership interest or of the voting stock of Tenant shall constitute a change of ownership or voting control and shall constitute an assignment for purposes of this Lease.

         14.2     PROCEDURES.


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                                                        18

                  (a) Should Tenant desire to enter into an Assignment, Tenant shall request in writing Landlord's consent to the Assignment at least sixty (60) days before the effective date of the Assignment, providing the following: (i) the full particulars of the proposed Assignment, including its nature, effective date, terms and conditions, copies of any offers, draft agreements, subleases, letters of commitment or intent, and other documents pertaining to the proposed Assignment; (ii) a description of the identity, net worth and previous business experience of the proposed transferee, including, without limitation, copies of the proposed transferee's latest income, balance sheet and changes in position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed transferee; (iii) a detailed description of the proposed use of the Premises together with the proposed trade name of the transferee; and (iv) any further information relevant to the proposed Assignment which Landlord shall have requested within fifteen (15) days after receipt of Tenant's request for consent.

                  (b) Within fifteen (15) days after receipt of Tenant's request for consent, together with all of the above-required information, Landlord shall respond as follows: (i) consent to the proposed Assignment, subject to Section 14.6 below; (ii) refuse to consent to the proposed Assignment, or (iii) refuse to consent to the proposed Assignment and, at any time within thirty (30) days thereafter, elect to terminate this Lease on ten (10) days written notice to Tenant. In the event Landlord proceeds pursuant to the foregoing clause (iii), Landlord shall pay to Tenant the unamortized book value of Tenant's leasehold improvements at the Premises, exclusive of removable trade fixtures (to the extent said leasehold improvements were paid for by Tenant as evidenced by copies of invoices and proof of payment) amortized on a straight line basis over the Term; whereupon Tenant shall provide Landlord with a bill of sale for said leasehold improvements.

         14.3 LANDLORD CONSENT. If Tenant requests Landlord's consent to an Assignment, Landlord and Tenant agree (by way of example and without limitation) that Landlord shall have the right to withhold its consent if any of the following situations exist or may exist: (a) the proposed transferee's use of the Premises conflicts with the "Use of Premises" as set forth in Section 1.11 or the "Trade Name" as set forth in Section 1.4; (b) in Landlord's reasonable business judgment, the proposed transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease; (c) Tenant is in default pursuant to this Lease; (d) In Landlord's reasonable business judgment, the present net worth of the proposed transferee is less than the greater of Tenant's net worth as of the date of this Lease or Tenant's net worth at the date of Tenant's request for consent; (e) in Landlord's reasonable business judgment, the Percentage Rental that Landlord anticipates receiving from the proposed transferee is less than the Percentage Rental which Landlord has received from Tenant; and/or (0 the Assignment would breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease, financing agreement or other agreement relating to the Shopping Center. Any attempted or purported Assignment without Landlord's prior written consent shall be void and of no force or


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



effect,  and shall not confer any estate or benefit on anyone.  A consent to one
(1) Assignment by Landlord shall not be deemed to be a consent to any subsequent Assignment to any other party.

         14.4 NO RELEASE. No Assignment, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of Tenant's obligations under this Lease from its covenants and obligations under this Lease or any guaranty of this Lease.

         14.5 FORM. Any Assignment shall be evidenced by an instrument in writing in form satisfactory to Landlord and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be. Further, Landlord shall be entitled to prorate Minimum Annual Rental or Percentage Rental (as the case may be) and Additional Rental to the effective date of the Assignment and bill Tenant for all such costs, which costs must be paid by Tenant to Landlord within five (5) days of receipt of a bill, but in no event later than the effective date of the Assignment.

         14.6 PROFITS. Any assignment or sublease rentals and any other economic consideration received by Tenant as a result of or in consideration of any assignment or subletting, whether denominated as rent under the assignment or sublease or otherwise, which in the aggregate exceeds the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the leased Premises subject to such assignment or sublease) shall become the property of Landlord and shall be paid by Tenant to Landlord within ten (10) days after receipt thereof. Notwithstanding the foregoing provisions of this Section 14.6, however, if an assignment of this Lease is consummated in accordance with the terms of this Lease as a part of the sale of Tenant's entire business (including inventory) in the Premises, Tenant shall not be required to pay Landlord any proceeds from such sale which are not expressly allocated to the sale of Tenant's leasehold interest. This provision for payment shall apply to any subsequent assignee or subtenant and the Landlord's recapture rights herein shall prevail over any inconsistent provision in any such sublease or assignment to which Landlord has consented. The Landlord's right of recapture herein is expressly reserved by the Landlord from the grant of the Tenant's leasehold estate contained in this Lease.

         14.7  FEES.   Tenant  agrees  to  reimburse   Landlord  for  Landlord's
reasonable attorneys' fees incurred in conjunction with the processing and documentation of any requested Assignment. In addition, Tenant shall pay to Landlord concurrently with the request for consent referred to in Section 14.2 the sum of Five Hundred Dollars ($500.00) as reimbursement to Landlord for its review and processing of the application.

         14.8 Assignment to an Affiliate. For purposes of this Section 14.8, the term "Pozo Person" refers to one or more of the following: (a) Joe Pozo; (b) a member of the immediate family of Joe Pozo; or (c) a trust established for the benefit of Joe Pozo or members of his immediate family. Notwithstanding anything contained herein to the contrary, Tenant may assign the entirety of this


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                                                        20

Lease to (i) a nonpublic entity in which a Pozo Person owns fifty-one percent (5 1%) or more of the ownership interests, or (ii) a corporation whose stock is publicly traded in which a Pozo Person owns twenty percent (20%) or more of the outstanding stock entitled to vote for members of the board of directors; provided that (A) written notice of such assignment is sent to Landlord at least thirty (30) days prior to the effective date of such assignment; (B) the assignee executes an instrument reasonably satisfactory to Landlord pursuant to which such assignee assumes all obligations of Tenant under this Lease; and (C) Tenant shall remain liable for the covenants and obligations of Tenant under this Lease.

                                   ARTICLE 15

                            EXCLUSIVE RIGHT OF TENANT

         So long as this Lease remains in effect, Landlord shall not use or permit the use of any portion of the Shopping Center for the sale or brokerage of boats, watercraft, boat motors or boat trailers. Nothing contained in the preceding sentence shall be construed to prohibit Landlord from selling replacements of boat motors within the boat repair facility operated by Landlord in the proximity of the Shopping Center Premises. In the event of any breach of the covenant set forth in the preceding sentence, Tenant may either (a) terminate this Lease, in which event Landlord shall have no further liability for such breach, or (b) pursue its other remedies at law or in equity.

                                   ARTICLE 16

                                    INSURANCE

         16.1 TENANT'S INSURANCE. Tenant, at its sole cost and expense, commencing on the earlier of (i) the date of Substantial Completion of the Premises, or (ii) the date Tenant is given earlier access to the Premises, and continuing during the Term, shall procure, pay for and keep in full force and effect the following types of insurance, in at least the amounts and in the form specified below:

                  (a) Comprehensive liability insurance with coverage limits of not less than One Million Dollars ($1,000,000.00) combined single limit bodily injury, personal injury, death and property damage liability per occurrence, or current limit carried by Tenant, whichever is greater, insuring against any and all liability of the insureds with respect to the Premises or arising out of the maintenance, use or occupancy of the Premises or related to the exercise of any rights of Tenant pursuant to this Lease, subject to increases in amount as Landlord may reasonably require from time to time. All such comprehensive liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property in Section 16.6 below. Further, all comprehensive liability insurance shall include, but not be limited to, personal injury, blanket contractual, cross liability and severability of interest clauses,


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



         products/completed operations, broad form property damage, independent contractors, and owned, non-owned and hired vehicles insurance.

                  (b) Worker's compensation coverage as required by law, together with employer's liability coverage, and waiver by Tenant's insurer of any right of subrogation against Landlord by reason of any payment pursuant to such coverage.

                  (c) Insurance covering all of the items specified as Tenant's Work in Exhibit C, Tenant's leasehold improvements, Alterations permitted under Article 12; trade fixtures, merchandise and personal property from time to time in, on or about the Premises, in an amount not less than their full replacement value including replacement cost endorsement cost from time to time, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, malicious mischief, and such other additional perils as covered in an "all risk" standard insurance policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 17. In addition, comprehensive boiler and machinery coverage on all heating, air conditioning and ventilation equipment, electrical, mechanical and other such systems serving the Premises in an amount not less than the replacement value of such equipment, systems and improvements.

                  (d) Any insurance policies designated necessary by Landlord with regard to Tenant's or Tenant's contractors, construction of Tenant's Work pursuant to Exhibit C, as well as with regard to the construction of Alterations pursuant to Section 12.4 of this Lease, including but not limited to contingent liability and "all risks" builders' risk insurance, in amounts as acceptable to Landlord.

         16.2 POLICY FORM. All policies of insurance provided for herein shall be issued by insurance companies with general policy holder's rating of not less than A and a financial rating of not less than Class X as rated in the most current available "Best's Key Rating Guide" and which are qualified to do business in the state where the Shopping Center is situated. All such policies shall name Landlord, Tenant and Landlord's mortgagee(s) or beneficiary(ies) as additional named insureds and shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord's mortgagee(s) or beneficiary(ies). Executed copies of the policies of insurance or certificates thereof shall be delivered to Landlord prior to Tenant, its agents or employees, entering the Premises for any purpose. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each policy. All policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies and any insurance carried by Landlord shall not be contributing with such policies.


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                                                        22

         16.3 BLANKET POLICIES. Notwithstanding anything to the contrary contained in this Article 16, Tenant's obligations to carry insurance may be satisfied by coverage under a so-called blanket policy of insurance; provided, however, Landlord and Landlord's mortgagee(s) or beneficiary(ies) shall be named as additional insureds as their interests may appear, the coverage afforded Landlord will not be reduced or diminished, and the requirements set forth in this Lease are otherwise satisfied.

         16.4 INCREASED PREMIUMS DUE TO USE OF PREMISES. Tenant shall not do any act in or about the Premises which will tend to increase the insurance rate upon the building of which the Premises are a part. Tenant agrees to pay to Landlord upon demand the amount of any increase in premiums for insurance resulting from Tenant's use of the Premises, whether or not Landlord shall have consented to the act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of the electrical lines servicing the Premises, Tenant, at its own expense, shall make whatever charges are necessary to comply with the requirement of the insurance underwriters and any appropriate governmental authority.

         16.5 REIMBURSEMENT OF INSURANCE PREMIUMS BY TENANT. Landlord, at all times from and after the Rental Commencement Date, shall maintain in effect a policy or policies of insurance covering the building of which the Premises are a part, in an amount equal to the full replacement cost (exclusive of the cost of excavations, foundations and footings) during the Term, or the amount of insurance Landlord's mortgagee(s) or beneficiary(ies) may require Landlord to maintain, whichever is the greater, providing protection against any peril generally included in the classification "Fire and Extended Coverage", and such other additional insurance as covered in an "all risk" standard insurance policy, with earthquake coverage insurance if deemed necessary by Landlord in Landlord's sole judgment or if required by Landlord's mortgagee(s) or the beneficiary(ies), or by any federal, state, county, city or local authority. Landlord's obligation to carry this insurance may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord. Tenant agrees to pay to Landlord, as Additional Rental, its share of the cost to Landlord of this insurance as provided in Section 9.1.

         16.6 INDEMNITY. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons, or damage to property of Tenant or any other person occurring from and after the Rental Commencement Date (or such earlier date if Tenant is given earlier access to the Premises), from any cause whatsoever, related to the use, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant, including, but not limited to, damages resulting from any labor dispute, and Tenant shall defend, indemnify and save Landlord harmless from all liabilities whatsoever on account of any real or alleged damage or injury and from liens, claims and demands related to the use of the Premises and its facilities, or any repairs, alterations or improvements (including original improvements and fixtures specified in Exhibit C as Tenant's Work) which Tenant may make or cause to be made upon the Premises; but Tenant shall not be liable for damage or injury ultimately determined to be occasioned by the negligence of Landlord


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



or its designated agents, servants or employees. This obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by Landlord or its counsel from the first notice that any claim or demand is to be made or may be made.

         16.7 EXCULPATION. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

         16.8 WAIVER OF SUBROGATION. Landlord and Tenant each waive any rights it may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents, or to other portions of the Shopping Center, arising from any risk covered by property insurance required to be carried by them pursuant to this Lease; and each of the parties, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waives any right of subrogation that it may have against the other.

         16.9 FAILURE BY TENANT TO MAINTAIN INSURANCE. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article, Landlord may secure the appropriate insurance policies and Tenant shall pay upon demand the cost of same to Landlord, as Additional Rental.

                                   ARTICLE 17

                                     DAMAGE

         17.1 DUTY TO RESTORE. If the Premises are partially or totally damaged by fire or other casualty so as to become partially or totally untenantable, which damage is insured against under any policy of fire and extended coverage insurance then covering the damaged improvements, this Lease shall not terminate and said improvements shall be rebuilt by Landlord with reasonable diligence at Landlord's expense, unless Landlord shall elect to terminate this Lease, as provided in Section 17.2 or Section 17.5.



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



         17.2 ELECTION TO TERMINATE. If the Premises are damaged by an insured casualty to the extent of at least twenty-five (25%) percent of the replacement cost (cost to repair or replace at the time of loss without deduction for physical depreciation) prior to the last three (3) lease years of the Term hereof, to the extent of at least ten (10%) percent thereof during the last three (3) lease years of said Term or to any extent by an uninsured cause at any time during the lease Term, Landlord shall, within not more than ninety (90) days after such damage notify Tenant of Landlord's election (a) to terminate this Lease or (b) to restore the Premises. If Landlord elects to repair or restore the damaged improvements, then, with respect to the Premises, Landlord and Tenant each shall restore them in the same manner and to the same extent as work was done by each of them in the original construction and fixturizing of the improvements. If Landlord elects not to restore, as aforesaid, this Lease shall terminate effective as of the date of such damage upon the giving of notice of election by Landlord, as aforesaid. If Landlord elects to restore or fails to give notice of its election, as aforesaid, then this Lease shall remain in full force and effect. If Landlord elects to restore the Premises but fails to complete such restoration within ninety (90) days after the occurrence of damage to the Premises (or such longer period of time as may be required to complete such restoration in the exercise of due diligence by Landlord), then Tenant may terminate this Lease by written notice to Landlord.

         17.3 RENT ADJUSTMENT. If this Lease is not terminated, as provided in this Article 17, then, during the period of repair and restoration, the Minimum Annual Rental shall be equitably adjusted.

         17.4 TIME LIMITATION. If the damage is such that in reasonable contemplation it cannot be repaired within six (6) months from the date of its occurrence (force majeure excepted) then either party shall have the right to terminate this Lease on sixty (60) days notice to the other.

         17.5 RIGHT OF MORTGAGEE. Notwithstanding anything contained herein to the contrary, if a mortgagee of the Shopping Center requires that insurance proceeds in respect of a casualty be applied to payment of its mortgage, Landlord shall have the right to elect not to restore the Premises and to terminate this Lease, in which event this Lease shall terminate effective as of the date of such damage upon the giving of notice of election by Landlord.

                                   ARTICLE 18

                                 EMINENT DOMAIN

         18.1 TAKING. The term "Taking" as used in this Article 18 shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

     18.2 TOTAL TAKING. In the event of a Taking of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority, and

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                                                        25

Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after termination.

         18.3 PARTIAL TAKING. If there is a partial Taking of the Floor Area of the Premises, or if a Taking results in a material impairment of access to, or visibility of, the Premises or a reduction of the outside display area of Tenant, then either Landlord or Tenant may terminate this Lease as of the effective date of such taking, upon giving notice in writing of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises have been so appropriated or taken.

         18.4 TERMINATION OF LEASE. If this Lease is terminated as provided above, Landlord shall be entitled to the entire award or compensation in such condemnation proceedings, or settlement in lieu thereof relating to the Premises, but the Minimum Annual Rental or Percentage Rental (as the case may be) and Additional Rental for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Minimum Annual Rental or Percentage Rental (as the case may be) and Additional Rental paid in advance. Subject to the preceding provisions, Tenant shall be entitled to pursue its own action for any damages sustained by Tenant as a result of a Taking of the Premises.

         18.5 CONTINUATION OF LEASE. In the event of a Taking, if Landlord and Tenant elect not to so terminate this Lease as provided above (or have no right to so terminate), Landlord agrees, at Landlord's cost and expense, as soon as reasonably possible after the Taking to restore the Premises (to the extent of the condemnation proceeds made available to Landlord) on the land remaining to a complete unit of like quality and character as existed prior to the Taking; and thereafter the Minimum Annual Rental shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining; and Landlord shall be entitled to receive the total award or compensation in such proceedings.

         18.6 RIGHT OF MORTGAGEE. Notwithstanding anything contained herein to the contrary, if a mortgagee of the Shopping Center requires that proceeds of a Taking be applied to payment of its mortgage, Landlord shall have the right to elect not to restore the Premises and to terminate this Lease, in which event this Lease shall terminate effective as of the date of such Taking upon the giving of notice of election by Landlord.

                                   ARTICLE 19

                               DEFAULTS BY TENANT

         19.1 EVENTS OF DEFAULT. Should Tenant at any time be in default with respect to any payment of Minimum Annual Rental, Percentage Rental, Additional Rental, or any other charge payable by Tenant pursuant to this Lease for a period of ten (10) days after written notice from Landlord to Tenant; or should Tenant be in default in the prompt and full performance of any other


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



of its promises,  covenants or agreements  herein contained for more than thirty
(30) days after written notice thereof from Landlord to Tenant specifying the particulars of the default; or should Tenant vacate or abandon the Premises; or should Tenant make any general assignment for the benefit of creditors; or should there be filed against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy [unless, in the case of a petition field against Tenant, the same is dismissed within sixty (60) days]; or should Tenant institute any proceedings under the Bankruptcy code or any similar or successor statute, code or act; or should an appointed trustee or receiver take possession of substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or should substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease have been attached or judicially seized, where the seizure is not discharged within thirty (30) days; then Landlord may treat the occurrence of any (1) or more of the foregoing events as a breach of this Lease, and in addition to any or all other rights or remedies of Landlord and by law provided, it shall be, at the option of Landlord, without further notice or demand of any kind to Tenant or any other person: (a) The right of Landlord to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom; or (b) the right of Landlord without declaring this Lease terminated to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or
(c) the right of Landlord, even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Minimum Annual Rental, Percentage Rental, Additional Rental, or other charges later accruing, by any re-entry of the Premises pursuant to Section 19.1(b) above, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

         19.2 TERMINATION OF LEASE. Should Landlord elect to terminate this Lease pursuant to the provisions of Section 19.1 (a) or (c) above, Landlord may recover from Tenant, as damages, the following (in addition to any other damages recoverable under applicable law): (a) the worth at the time of award of any unpaid rental which had been earned at the time of the termination; plus (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorneys' fees therefor, (ii) maintaining or preserving the Premises after any default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises,
(iv) leasing commissions or (v) any other costs


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necessary or appropriate to relet the Premises; plus (e) at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Shopping Center is situated.

         As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the maximum lawful rate. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Shopping Center at the time of award plus one percent (1%).

         19.3 DEFINITION OF RENTAL. For purposes of this Article only, the term "rental" shall be deemed to be the Minimum Annual Rental, Percentage Rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

         19.4 NON-MONETARY DEFAULTS. Notwithstanding any other provisions of this Article, if the default complained of, other than a default for the payment of monies , cannot be rectified or cured within the period requiring rectification or curing as specified in the written notice relating to the default, then, as to a default susceptible to being cured, the default shall be deemed to be rectified or cured if Tenant within the notice period shall have commenced the rectification and curing of the default and shall continue thereafter to diligently complete the same.

                                   ARTICLE 20

                              DEFAULTS BY LANDLORD

         20.1 In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof, then in that event Landlord shall be liable to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of the rents, issues, profits and other income ("income") actually received from the operation of the Shopping Center and the U.S. 19 Premises, and no other real, personal or mixed property of Landlord (the term "Landlord" for purposes of this Article 20 only shall mean any and all partners, both general and/or limited, if any, which comprise Landlord), wherever situated, shall be subject to levy on any such judgment obtained against Landlord and if such income is insufficient for the payment of such judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord except from income received by Landlord from the operation of the Shopping Center and the U.S. 19 Premises. Tenant shall have the right to set off damages incurred by Tenant as a result of Landlord's


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



default against any sums due Landlord by Tenant pursuant to the terms of this Lease; provided, however, that in no event shall Tenant be entitled to set off a sum in excess of the amount of six (6) monthly installments of Minimum Annual Rental.

         20.2 If the Premises or any part thereof are at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (called Assignee for purposes of this Article only) and Tenant is given written notice thereof, including the post office address of such Assignee, then Tenant shall give written notice to such Assignee, specifying the default in reasonable detail, and affording such Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured.

                                   ARTICLE 21

                SUBORDINATION ATTORNMENT AND TENANT'S CERTIFICATE

         21.1 SUBORDINATION. Upon written request of Landlord, or Landlord's mortgagee, or the beneficiary of a deed of trust of Landlord, or lessor of Landlord, Tenant will subordinate its rights pursuant to this Lease in writing to the lien of any mortgage, deed of trust or the interest of any lease in which Landlord is the lessee (or, in the alternative, cause the lien of said mortgage, deed of trust or the interest of any lease in which Landlord is the lessee to be subordinated to this Lease), or to the Agreements referred to in Article 25 hereof, and upon any building hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof.

         21.2 ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, or should the lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under this Lease upon any foreclosure, sale or lease termination and recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease. Tenant agrees that no such purchaser or lessor shall be liable for any default committed prior to foreclosure.

         21.3 TENANT'S CERTIFICATE. Tenant, within ten (10) days from receipt of Landlord's written request, shall execute, acknowledge and deliver to Landlord a written statement certifying (i) that this Lease is in full force and effect, without modification (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modification), (ii) that there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Minimum Annual Rental or Percentage Rental (as the case may be) and Additional Rent, (iii) the dates to which the Minimum Annual Rental or Percentage Rental (as the case may be) and Additional Rental have been paid, and any other matters reasonably requested by Landlord. Failure of Tenant to execute and deliver this statement shall constitute, at


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Landlord's option,  either (i) a breach of this Lease, or (ii) acceptance of the
Premises by Tenant and Tenant's acknowledgement that the statements referenced above are true and correct, without exception. In addition, within ten (10) days from receipt of Landlord's written request, Tenant shall execute, acknowledge and deliver to any mortgagee or proposed mortgagee of Landlord a subordination, non-disturbance and attornment agreement in such form as may be reasonably required by such mortgagee or proposed mortgagee; provided, however, that such subordination, non-disturbance and attornment agreement must provide that Tenant's rights under this Lease shall not be infringed upon so long as Tenant is not in default under this Lease.

                                   ARTICLE 22

                                SECURITY DEPOSIT

         22.1 SECURITY DEPOSIT. Tenant shall deposit with Landlord the sum specified in Section 1.12 as "Security Deposit" (the "Security Deposit") on or prior to the Rental Commencement Date. Unless otherwise required by applicable law, the Security Deposit shall be held by Landlord without obligation or liability for payment of interest thereon as security for the faithful performance by Tenant of all of the terms of this Lease to be observed and performed by Landlord. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord. Unless otherwise required by applicable law, Landlord shall not be required to keep the Security Deposit separate from its general funds.

         22.2 APPLICATION OF SECURITY DEPOSIT. Should Tenant at any time during the Term hereof be in default of any provision of this Lease, Landlord may, at its option and without prejudice to any other remedy which Landlord may have at law or in equity, appropriate the Security Deposit, or the portion thereof as may be deemed necessary, and apply same toward payment of Minimum Annual Rental, Percentage Rental, Additional Rental, or to loss or damage sustained by Landlord due to the default on the part of Tenant. Within five (5) days after written demand by Landlord, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original sum deposited.

         22.3 REFUND. Should Tenant perform all of its obligations under this Lease, the Security Deposit, or any balance thereof then remaining, shall be returned to Tenant, within sixty (60) days of the expiration of the Term or the earlier termination thereof, or as otherwise prescribed by law.

         22.4 SALE OF PREMISES. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Premises, and Landlord shall then be discharged from any further liability with respect to the Security Deposit, and this Section 22.4 shall also apply to any subsequent transfers of Landlord's interest in the Premises.

                                   ARTICLE 23



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



                                 QUIET ENJOYMENT

         Upon Tenant's payment of Minimum Annual Rental or Percentage Rental (as the case may be) and Additional Rental, and its observation and performance of all the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises from and after delivery thereof to Tenant; subject, however, to (a) the rights of the parties as set forth in this Lease, (b) any mortgage or deed of trust to which this Lease is subordinate, (c) any ground or underlying leases, agreements and encumbrances to which this Lease is subordinate, and (d) all matters of record.

                                   ARTICLE 24

                                     NOTICES

         Except as otherwise required by law, any notice, information, request or reply (the "Notice" for purposes of this Article only) required or permitted to be given under the provisions of this Lease shall be in writing and shall be given or served either personally or by mail. If given or served by mail, such Notice shall be deemed sufficiently given if (a) deposited in the United States mail, certified mail, return receipt requested, postage prepaid, or (b) sent by express mail, or other similar overnight service, provided proof of service is available, addressed to the addresses of the parties specified as "Addresses for Notices and Payments" in Section 1.14. Any Notice given or served by mail shall be deemed given or served as of the date of deposit in the mails. Either party may, by written notice to the other in the manner specified herein, specify an address within the United States for notices in lieu of the address specified in
Section 1.14.

                                   ARTICLE 25

                                TITLE OF LANDLORD

         Landlord covenants that if it acquires title to the Premises, there will be no liens upon its estate other than (a) covenants, conditions, restrictions, easements, ground leases, mortgages or deeds of trust (collectively referred to as the "Agreements"); (b) any liens not preventing Tenant from using the Premises as permitted by this Lease; (c) the effect of any zoning laws of the city, county and state where the Shopping Center and the U.S. 19 Premises are situated, and (d) general and special taxes not delinquent. Tenant agrees that (i) as to its leasehold estate, it, and all persons in possession or holding under it, will conform to and will not violate the terms of the Agreements or any matters of record and (ii) this Lease is subordinate to the Agreements and any amendments or modifications thereto; provided, however, if the Agreements are not of record as of the Rental Commencement Date, then this Lease shall automatically become subordinate to the Agreements upon recordation, provided the Agreements do not prevent Tenant from using the Premises for the use set forth in Section 1.11.



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



                                   ARTICLE 26

                            SHOPPING CENTER EXPANSION

         At any time during the Term, Landlord may expand, in any manner, the existing Shopping Center, which expansion may include the addition of shops and/or the addition of new buildings to the Shopping Center (collectively the "Expanded Center"); provided, however, that such actions shall not (a) materially alter the access of Tenant and its customers to the Shopping Center Premises, or (b) materially alter the visibility of Tenant's facility from adjacent roadways, or (c) reduce the outside display area of Tenant. If Landlord deems it necessary for construction personnel to enter the Premises in order to construct the Expanded Center, Landlord shall give Tenant no less than fifteen
(15) days prior notice, and Tenant shall allow such entry. Landlord shall use reasonable efforts to complete the work affecting the Premises in an efficient manner so as not to interfere unreasonably with Tenant's business. Tenant shall not be entitled to any damages or to reduction in Minimum Annual Rental, Percentage Rental or Additional Rental for any interference or interruption of Tenant's business upon the Premises or for any inconvenience caused by such construction work. Landlord shall have the right to use a portion of the Premises to accommodate any structures required for the Expanded Center. If, as a result of Landlord utilizing a portion of the Premises for such purpose, there is a permanent increase or decrease in the Floor Area of the Premises of one percent (1%) or more, there shall be a proportionate adjustment of Minimum Annual Rental and all other charges based on Floor Area. During the course of construction, Tenant shall continue to pay Minimum Annual Rental and Additional Rental.


                                   ARTICLE 27

                                  MISCELLANEOUS

         27.1 WAIVER. Any waiver by Landlord of a breach of a covenant-of this Lease by Tenant shall not be construed as a waiver of a subsequent breach of the same covenant. The consent or approval by Landlord to anything requiring Landlord's consent or approval shall not be deemed a waiver of Landlord's right to withhold consent or approval of any subsequent similar act by Tenant. No breach by Tenant of a covenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

         27.2 RIGHTS CUMULATIVE. Except as provided herein to the contrary, the rights and remedies of Landlord specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

         27.3 ENTIRE AGREEMENT. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and


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



understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

         27.4 NO REPRESENTATION. Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specified tenant or number of tenants shall, during the Term of this Lease, occupy any space in the Shopping Center. This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this Lease.

         27.5 AMENDMENTS IN WRITING. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

         27.6 NO PRINCIPAL AGENT RELATIONSHIP. Nothing contained in this Lease shall be construed as creating the relationship of principal and agent, partnership or joint venture between Landlord and Tenant.

     27.7 LAWS OF FLORIDA TO GOVERN. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

         27.8 SEVERABILITY. If any provision of this Lease or the application of such provision to any person, entity or circumstances, is found invalid or unenforceable by a court of competent jurisdiction, the determination shall not affect the other provisions of this Lease and all other provisions of this Lease shall be deemed valid and enforceable.

         27.9 SUCCESSORS. All rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators, and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Tenant, each shall be bound jointly and severally by the terms , covenants and agreements contained in this Lease.

     27.10 TIME OF ESSENCE. Except for the delivery of possession of the Premises to Tenant, time is of the essence.

         27.11 WARRANTY OF AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership. If Tenant is a


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



corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that (i) Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State where the Shopping Center is situated, (ii) all franchise and corporate taxes have been paid to date, and (iii) all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

         27.12 MORTGAGEE CHANGES. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of a mortgage or deed of trust, or such similar financing instrument, covering Landlord's fee interest in the Premises so long as such changes do not alter the economic terms of this Lease or otherwise diminish the rights, or increase the obligations, of Tenant.

         27.13 CAPTIONS AND TERMS. The captions of Articles of this Lease are for convenience only, are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. Except as otherwise specifically stated in this Lease, "the term" shall include the original term and any extension, renewal or holdover thereof.

         27.14 BROKERS. Tenant represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease.

         27.15 RECORDING. Tenant shall not record this Lease or any short form of this Lease. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes, upon the expiration or earlier termination of this Lease for any reason, Tenant, within-three (3) days of the date of request by Landlord, shall convey to Landlord by quitclaim deed any and all interest Tenant may have under this Lease.

         27.16 TRANSFER OF LANDLORD'S INTEREST. Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer. No holder of a mortgage or a deed of trust to which this Lease is subordinate shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of a deed of trust actually receives the Security Deposit.

         27.17 INTEREST ON PAST DUE OBLIGATIONS. Unless otherwise specifically provided in this Lease, any amount due from Tenant to Landlord under this Lease which is not paid when due and any amount due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant upon Tenant's failure to so perform shall bear interest at the lesser of (a) twelve percent (12%) from the date originally due until paid; or (b) the maximum interest rate allowed by applicable law.



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



         27.18 RIGHT TO SHOW PREMISES. During the last one hundred eighty (180) days of the Term, Landlord shall have the right to go upon the Premises to show same to prospective tenants or purchasers and to post appropriate signs.

         27.19 INDEPENDENT CONTRACTORS. Whenever in this Lease it provides that Landlord shall perform certain work or services, Landlord shall be entitled to contract with an independent contractor to perform said work or services, or provide the service itself.

         27.20 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Minimum Annual Rental and Additional Rental to be paid by Tenant pursuant to this Lease; provided the party prevented, delayed or stopped shall have given the other party written notice thereof within thirty (30) days of such event causing the prevention, delay or stoppage. Notwithstanding anything to the contrary contained in this
Section 27.20, in the event any work performed by Tenant or Tenant's contractor results in a strike, lockout and/or labor dispute, the strike, lockout and/or dispute shall not excuse the performance by Tenant of the provisions of this Lease.

         27.21 HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and should Tenant hold over in the Premises beyond this date, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all of the terms and conditions in this Lease, except that Tenant shall pay Minimum Annual Rental in an amount equal to the greater of (a) one and one-half (1 1/2) times the sum of the Minimum Annual Rental or Percentage Rental (as the case may be) which was payable for the twelve (12) month period immediately preceding the expiration of the Lease, or (b) the then currently scheduled rent for comparable space in the Shopping Center and the U.S. 19 Premises, as the same is reasonably determined in Landlord's business judgment. In the event Tenant fails to surrender the Premises upon the expiration of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability which may accrue therefrom, including, without limitation, any claims made by any succeeding tenant founded or resulting from Tenant's failure to surrender.
Acceptance  by Landlord  of any  Minimum  Annual  Rental,  Percentage  Rental or
Additional Rental after the expiration or earlier termination of this Lease shall not constitute a consent to a hold over hereunder, constitute acceptance of Tenant as a tenant at will or result in a renewal of this Lease.

         27.22 ATTORNEYS' FEES. In the event that at any time after the date of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the party not prevailing in the action or


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



proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys' fees and all costs or disbursements incurred therein by the prevailing party, including without limitation, any fees, costs or disbursements incurred on any appeal from the action or proceeding.

         27.23 NON-DISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the premises herein leased.

         27.24 RADON GAS. Radon is a naturally occurring gas which, when accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit. (Pursuant to Section 404.056(8), Florida Statutes).

         27.25 FINANCING BY TENANT. Tenant has advised Landlord that Tenant will obtain financing for its inventory in the Premises from an institutional lender ("Institutional Lender Financing"). If requested by Tenant, Landlord will execute such documents as are necessary to subordinate any liens conferred upon Landlord to the liens and security interests imposed upon Tenant's inventory by the Institutional Lender Financing.

         27.26 INTERPRETATION. If more than one person or corporation is named as Landlord or Tenant in this Lease and executes the same as such, then and in such event, the words "Landlord" or "Tenant" wherever used in this Lease are intended to refer to all such persons or corporations, and the liability of such persons or corporations for compliance with and performance of all the terms , covenants and provisions of this Lease shall be joint and several. The masculine pronoun used herein shall include the feminine or the neuter as the case may be, and the use of the singular shall include the plural. The parties agree that this Lease supersedes and replaces the lease dated in March of 1998 which Landlord and Tenant previously executed in respect of the Premises.

         [This space intentionally left blank]



         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.



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                                                        36

                           LANDLORD:

                           MARINA OPPORTUNITY I (TIERRA VERDE), L.P., a Texas limited partnership

                           By: Marina Opportunity (Tierra Verde), L.L.C., a Texas limited liability company
                                    Its General Partner


                                    By: /s/ John Powers
                                    Name:  John Powers
                                    Title: Sr. Vice President

                           TENANT:

                           BOAT TREE, INC.,
                           a Florida corporation


                           By: /s/ Joe Pozo
                           Name:  Joseph G. Pozo, Jr.
                           Title: President





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